UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2008

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-83231	95-4741485
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1200 Airport Drive, Chowchilla, CA	93610
(Address of Principal Executive Offices)	(Zip Code)

Telephone: 559-665-5800
(Registrant’s telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

 On September 15, 2008, Global Diversified Industries, Inc. (“the Registrant”) notified RBSM, LLP (RBSM) they had been terminated as the Registrant’s registered public accounting firm. The termination was approved by the Board of Directors.  The Registrant reported this event on a Current Report on Form 8-K on September 16, 2008, as amended on Form 8-K/A-1 on September 17, 2008.

On September 16, 2008, the Registrant engaged McElravy, Kinchen & Associates P.C. (“MKA”) as its new registered public accounting firm.  The decision to engage MKA was approved by the Board of Directors on September 16, 2008.

During the Registrant’s two most recent fiscal years and through the subsequent interim period prior to engaging MKA on September 16, 2008, except as discussed in the next three paragraphs, the Registrant did not consult with MKA with regard to:

(1)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant’s financial statements; or

(2)	any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a) (1) (iv) or (a) (1) (v) of Regulation S-K).

Subsequent to the filing of its 2008 Form 10-KSB the Registrant did consult with MKA with regard to the matter underlying the pending restatement of its 2008 financial statements.  This consultation occurred after the filing of the Registrant’s Form 10-KSB for fiscal 2008.  Registrant disclosed its decision to restate in its Current Report on Form 8-K filed on September 16, 2008, indicating therein that those financial statements, as originally filed, should not be relied upon.  The Registrant’s former auditors concurred with Registrant’s decision and have indicated they will be the registered public accounting firm with respect to such restated 2008 financial statements to be included on an amended Form 10-KSB.

Registrant’s consultation with MKA referenced Registrant’s inquiry to the Staff of the SEC’s Office of the Chief Accountant (“the OCA Staff”) and the resulting conclusion among the parties that restatement was appropriate, based on the language in the related warrant agreement and the provisions of EITF 00-19, specifically the exception in Paragraph 27 granted when cash settlements are made to all holders of the underlying security and the pervasive concept in EITF 00-19 that cash settlements within the control of Registrant do not preclude equity treatment.  MKA indicated that such interpretation of EITF 00-19 was consistent with their understanding.  Registrant further advised MKA that Registrant would be giving effect, on an unaudited basis, to the applicable restatement adjustments to Registrant’s April 30, 2008 balance sheet, as it would be presented on Registrant’s first quarter Form 10-Q.  Registrant had advised the OCA Staff of this expected reporting method during the inquiry process and had included such disclosure on its Form 8-K.  MKA voiced no objection to such prospective treatment.  MKA’s communications with Registrant during the consultations were verbal.

MKA did not consider such communications to be a significant factor in either Registrant’s decision to restate or Registrant's decision to engage MKA, as the decision to restate was made prior to their being engaged.

Registrant has provided MKA with a copy of the disclosures in this Form 8-K with respect to this Item 4.01 and has requested that MKA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MKA agrees with Registrant’s statements in this Item 4.01 as they relate to MKA.  MKA’s response is filed as Exhibit 16.2 attached herewith.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

16.2	Letter of MKA (Filed herewith)

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Diversified Industries, Inc(Registrant)

Dated: September 17, 2008	/s/ Phillip O Hamilton Phillip O. Hamilton, CEO